UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2014

A. H. BELO CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8200
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2014, A. H. Belo Corporation (the “Company”) announced that Daniel J. Blizzard, senior vice president and Corporate Secretary, will be departing the Company at the conclusion of the Annual Meeting of Shareholders on or about May 15, 2015. In connection with his departure, the Company entered into a letter agreement with Mr. Blizzard summarizing the terms of his departure.

Under the terms of the letter agreement, Mr. Blizzard is eligible to receive upon his departure: (i) a cash severance payment equal to 16 weeks of base salary and (ii) payment of the cost of Mr. Blizzard’s COBRA health insurance continuation coverage for a period of 6 months after his departure date. The letter agreement also provides that Mr. Blizzard may receive a cash bonus earned in 2014 pursuant to the A. H. Belo 2008 Incentive Compensation Plan, subject to the final approval of the 2014 financial performance metrics by the Company’s Compensation Committee. In addition, because Mr. Blizzard is retirement eligible, all unvested time-based restricted share units and long-term cash incentives will automatically vest upon his departure and will be paid 6 months after such departure date. Finally, pursuant to the letter agreement, the Company will enter into a consulting agreement with Mr. Blizzard for a term beginning on May 15, 2015 through February 15, 2016 at a rate of $5,384.62 per week, based on his current base salary.

The foregoing description of the letter agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the letter agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference into this Item 5.02. A copy of the press release announcing Mr. Blizzard’s departure is furnished with this report as Exhibit 99.1.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective December 11, 2014, the Board of Directors (the “Board”) of the Company approved and adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The following changes are included in the Amended and Restated Bylaws:

•	Amended Article II, Section 2 to remove the requirement that the annual meeting be held on a specified date if the Board does not schedule the meeting before such date.

•	Amended Article II, Section 3 to provide that the Board will determine the date and time of any special meeting of stockholders (which must occur within 120 days after the request is received) and add certain disclosure and procedural requirements that would be applicable to stockholders who seek to call a special meeting. These amendments include a requirement that only record holders of the Company’s common stock may request a special meeting of stockholders and certain limitations on the type of business that may be presented at a special meeting.

•	Amended Article II, Section 12 and Article II, Section 13 to reduce the advance notice period for the submission of stockholder proposals and director nominations, respectively, to be made at an annual meeting of stockholders to a maximum of 120 days prior to the first anniversary of the prior year’s annual meeting. The Amended and Restated Bylaws provide that only stockholders of record may propose business or make director nominations at a meeting of stockholders. The Amended and Restated Bylaws expand the disclosure requirements for stockholders who propose business or make nominations and require additional disclosure regarding proposed director nominees, including the submission of a written questionnaire with respect to the background and qualifications of such nominees and certain representations from such nominees.

•	Amended Article III, Section 2 to provide that the Board will fix the size of the Board.

•	Amended Article III, Section 4 to clarify that only the Board, and not the stockholders, may fill vacancies on the Board.

•	Amended Article X to include a forum selection provision for the adjudication of disputes, which provision provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Amended and Restated Bylaws, any action to interpret, apply, enforce or determine the validity of the Company’s Certificate of Incorporation or the Amended and Restated Bylaws or any action asserting a claim governed by the internal affairs doctrine shall be adjudicated in the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware.

•	Amended Article XI to make certain clarifying amendments regarding director and officer indemnification.

•	Amended Article XII to clarify that only the Board or stockholders of the Company representing at least two-thirds of the voting power of the Company’s outstanding voting stock shall have the power to amend or repeal the Amended and Restated Bylaws.

The Amended and Restated Bylaws also include a number of technical, procedural, conforming and clarifying changes. The foregoing summary of the Bylaw amendments is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this Current Report and incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On December 11, 2014, the Board declared a special cash dividend of $2.25 per share, payable on January 14, 2015, to shareholders of record at the close of business on December 30, 2014, as part of its continued efforts to return capital to shareholders. The Board also declared a regular quarterly cash dividend of $0.08 per share, payable on March 6, 2015, to shareholders of record at the close of business on February 13, 2015. A copy of the related press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws, as amended and restated December 11, 2014.

10.1	Letter Agreement dated December 11, 2014 between A. H. Belo Corporation and Daniel J. Blizzard.

99.1	Press Release issued by A. H. Belo Corporation on December 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2014	A. H. BELO CORPORATION

	By:	/s/ Christine E. Larkin
Christine E. Larkin
Vice President and General Counsel

EXHIBIT INDEX

3.1	Amended and Restated Bylaws, as amended and restated December 11, 2014.

10.1	Letter Agreement dated December 11, 2014 between A. H. Belo Corporation and Daniel J. Blizzard.

99.1	Press release issued by A. H. Belo Corporation on December 11, 2014.